Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated May 20, 2008 pertaining to the Dollar General Corporation CDP/SERP Plan of our report dated March 25, 2008, with respect to the consolidated financial statements of Dollar General Corporation included in its Annual Report (Form 10-K) for the year ended February 1, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

May 13, 2008